UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant  to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2002
(Date of earliest event reported: September 24, 2002)

VERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31342	54-1387657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 South Hayes Street, Suite 1100, Arlington, Virginia	22202-5005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 575-3100

Item 2.                Acquisition or Disposition of Assets.

                           As reported on the Form 8-K filed on September 26, 2002, effective September 24, 2002, pursuant to a Stock Purchase Agreement (the "Purchase Agreement") by and among SIGNAL Corporation, a Virginia corporation ("SIGNAL"), Roger Mody, Lori Mody and Veridian Corporation, a Delaware corporation ("Veridian"), Veridian consummated the acquisition of SIGNAL, a diversified high technology company providing a wide array of information technology and engineering services to the Department of Defense and to other U.S. government agencies. Under the terms of the Purchase Agreement, Veridian acquired all of SIGNAL's stock and related assets for approximately $227.3 million in cash and notes, including transaction costs.  Financing for the acquisition consisted of available cash, $25 million in seven-year, subordinated sellers notes bearing 9.50% interest, and borrowings under an expanded credit facility. In connection with the acquisition, Veridian expanded its current credit facility from $200 million to $360 million, including a six-year $270 million term loan and a five-year $90 million revolving line of credit.

                            The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the credit facility, as amended and restated, and the press release issued by Veridian on September 24, 2002 which were filed as Exhibit 2.1, Exhibit 10.2 and Exhibit 99.1, respectively, to the Form 8-K filed on September 26, 2002.

                            This Form 8-K/A amends the current report on Form 8-K filed on September 26, 2002 to include the financial statements of SIGNAL as required by Item 7(a) - Financial Statements of Business Acquired as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, and the interim financial statements as of June 30, 2002, and for each of the six-month periods ended June 30, 2002 and 2001; the financial statements of Veridian as required by Item 7(b) - Pro Forma Financial Information as of June 30, 2002, and for the six-month periods ended June 30, 2002 and 2001, and the year ended December 31, 2001; additional financial statements that are not required by Item 7(a) or Item 7(b), but have been voluntary included in this Form 8-K/A; and related exhibits as required by Item 7(c) - Exhibits.

Item 7.	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired

(i)

Consolidated financial statements of SIGNAL Corporation as of December 31, 2001 and 2000 and for each of the years ended December 31, 2001, 2000 and 1999, including the report thereon of Deloitte & Touche LLP, Independent Auditors;

		(ii)	Unaudited consolidated financial statements of SIGNAL Corporation as of June 30, 2002, and for the six months ended June 30, 2002 and 2001; and

		(iii)	Notes to unaudited interim consolidated financial statements of SIGNAL Corporation.

Item 7. (a)(i)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
SIGNAL Corporation
Fairfax, Virginia

We have audited the accompanying consolidated balance sheets of SIGNAL Corporation and subsidiary (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SIGNAL Corporation and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, the Company made distributions on behalf of the stockholders of $75.2 million in January 2002, consisting of $52.0 million in subordinated promissory notes and $23.2 million in cash.

As discussed in Note 9 to the financial statements, the Company discontinued the telecommunications equipment resale business of its operations September 24, 2002, when the Company was acquired by Veridian Corporation.  The results prior to the acquisition by Veridian Corporation are included in income from discontinued operations in the accompanying consolidated financial statements.

/s/ Deloitte & Touche LLP

McLean, VA
March 11, 2002, except for the second paragraph of Note 1 and Note 9,

as to which the date is September 24, 2002

SIGNAL CORPORATION

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
(Dollars In Thousands)

ASSETS	2001	2000

CURRENT ASSETS:
Cash	$ 256	$ 56
Accounts receivable (net of allowance of $100,000
in 2001 and $225,000 in 2000)	60,866	76,981
Inventory	-	6,168
Other receivables	19	20
Prepaid expenses	1,056	108

Total current assets	62,197	83,333

PROPERTY, PLANT, AND EQUIPMENT:
Furniture	996	937
Automobiles	131	131
Office equipment	966	956
Computer software and equipment	6,067	5,714
Leasehold improvements	827	735

	8,987	8,473

Accumulated depreciation	(7,292)	(6,283)

Property, plant, and equipment - net	1,695	2,190

OTHER ASSETS:
Deposits and other	108	117

TOTAL	$64,000	$85,640

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,103	$38,974
Accrued and other liabilities	4,282	3,942
Accrued employees compensation	3,803	3,760
Accrued stockholder's distribution	-	4,770
Line of credit	-	2,050
Deferred revenue	1,094	3,148

Total current liabilities	6,282	56,644

LONG-TERM LIABILITIES:
Long-term lease payable	20	30

STOCKHOLDERS' EQUITY:
Common stock, no par value - 10,000 shares
authorized, issued, and outstanding	1	1
Additional paid-in capital	58	58
Note receivable from shareholder	-	(1,164)
Retained earnings	37,639	30,071

Total stockholders' equity	37,698	28,966

TOTAL	$64,000	$85,640

See notes to consolidated financial statements.

SIGNAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999
(Dollars In Thousands, Except Share Data)

	2001	2000	1999

REVENUES	$ 251,454	$ 213,927	$ 171,537

COSTS AND EXPENSES:
Direct costs	204,880	173,897	139,161
Indirect costs, selling, general and
administrative expenses	22,800	19,708	16,475
Depreciation expense	1,130	1,996	1,584

Total costs and expenses	228,810	195,601	157,220

Income from operations	22,644	18,326	14,317

OTHER INCOME (EXPENSE):
Interest income	372	201	433
Interest expense	(88)	(600)	(169)
Other income	40	126	3

Other income (expense), net	324	(273)	267

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	22,968	18,053	14,584

INCOME TAX EXPENSE	(227)	(64)	(64)

INCOME FROM CONTINUING OPERATIONS	22,741	17,989	14,520

INCOME FROM DISCONTINUED OPERATIONS	1,315	5,625	-

NET INCOME	$ 24,056	$ 23,614	$ 14,520

BASIC AND DILUTED EARNINGS PER SHARE:
Continuing operations	$ 2,274	$ 1,799	$ 1,452
Discontinued operations	132	562	-

	$ 2,406	$ 2,361	$ 1,452

BASIC AND DILUTED SHARES	10,000	10,000	10,000

See notes to consolidated financial statements.

SIGNAL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999
(Dollars In Thousands, Except Share Data)

				Note
			Additional	Receivable
		Common	Paid-In	from	Retained
	Shares	Stock	Capital	Shareholder	Earnings	Total

BALANCE, JANUARY 1,1999	10,000	$ 1	$ 58	$ -	$ 26,509	$ 26,568

Stockholder distributions	-	-	-	-	(9,118)	(9,118)

Net income	-	-	-	-	14,520	14,520

BALANCE, DECEMBER 31, 1999	10,000	$ 1	$ 58	$ -	$ 31,911	$ 31,970

Issuance of note receivable
to shareholder	-	-	-	(1,164)	-	(1,164)

Stockholder distributions	-	-	-	-	(25,454)	(25,454)

Net income	-	-	-	-	23,614	23,614

BALANCE, DECEMBER 31, 2000	10,000	$ 1	$ 58	$ (1,164)	$ 30,071	$ 28,966

Redemption of note receivable
to shareholder	-	-	-	1,164	-	1,164

Stockholder distributions	-	-	-	-	(16,488)	(16,488)

Net income	-	-	-	-	24,056	24,056

BALANCE, DECEMBER 31, 2001	10,000	$ 1	$ 58	$ -	$ 37,639	$ 37,698

See notes to consolidated financial statements.

SIGNAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999
(Dollars In Thousands)

	2001	2000	1999
OPERATING ACTIVITIES:
Net income	$ 24,056	$ 23,614	$ 14,520
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,130	1,996	1,584
Loss on sale of property and equipment	4	25	46
Income from discontinued operations	(1,315)	(5,625)	-
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	4,153	(13,428)	(12,742)
Decrease (increase) in other receivables	1	151	(78)
(Increase) decrease in prepaid expenses	(948)	(41)	114
Decrease (increase) in deposits	9	(30)	29
(Decrease) increase in accounts payable	(3,013)	(2,417)	3,321
Increase in accrued employee's compensation
and other accrued liabilities	84	1,502	1,173

Net cash provided by operating
Activities	24,757	5,747	7,967

INVESTING ACTIVITIES:
Collections of other notes receivable	-	318	3
Purchases of property and equipment	(657)	(1,017)	(1,049)
Collections of related party notes receivable	-	2,634	44
Cash generated (used) by discontinued operations	(1,774)	14,304	-
Proceeds from disposal of equipment	17	-	(20)

Net cash (used in) provided by
investing activities	(2,414)	16,239	(1,022)

FINANCING ACTIVITIES:
Stockholder distributions	(20,094)	(20,684)	(9,118)
Advances to shareholder	-	(1,164)	-
Draws on line of credit	30,462	163,344	27,336
Payments on line of credit	(32,511)	(163,505)	(25,126)

Net cash used in financing
Activities	(22,143)	(22,009)	(6,908)

NET INCREASE (DECREASE) IN CASH	200	(23)	37

CASH:
Beginning of year	56	79	42

End of year	$ 256	$ 56	$ 79

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION-Cash paid for interest	$ 88	$ 600	$ 169

SUPPLEMENTAL DISCLOSURE OF
NONCASH FINANCING ACTIVITIES:
Shareholder dividend payable	$ -	$ 4,770	$ -

Liquidation of shareholder advance	$ 1,164	$ -	$ -

See notes to consolidated financial statements.

SIGNAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2001 AND 2000

1.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business - SIGNAL Corporation and its subsidiary ("the Company" or "SIGNAL"), founded in 1987, is a diversified high technology services company headquartered in Fairfax, Virginia, with 13 company offices and more than 30 field offices located throughout the United States.  SIGNAL provides information technology, engineering and management services, and multimedia services in support of industry and government.

On September 24, 2002, SIGNAL was acquired by Veridian Corporation.  Veridian acquired all of the Company's stock and related assets for $227 million in cash and notes.

Signal Services, LLC, Signal's 99% owned subsidiary, was founded in December 1999 to serve as a re-seller of telecommunications equipment.

Principles of Consolidation - The consolidated financial statements include the accounts of Signal Corporation and its 99% owned subsidiary.  All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Cash and Cash Equivalents - The Company considers unrestricted cash on hand, deposits in banks, certificates of deposit, and short-term marketable securities with an original maturity of three months or less to be cash and cash equivalents.

Revenue and Cost Recognition - The majority of the Company's services are performed under time-and-materials, cost reimbursable, and fixed-price contracts.  Revenue from time-and-materials contracts is recognized on the basis of staff-hours utilized at billable rates plus other reimbursable contract costs incurred during the period.  Revenue from cost reimbursable contracts is recognized on the basis of reimbursable contract costs incurred during the period plus a proportionate amount of the fee earned.  For long-term contracts which are specifically described in the scope section of American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 81-1, Accounting for Performance of Construction Type and Certain Production-Type Contracts, or in other appropriate accounting literature, the Company applies the cost-to-cost type of percentage of completion method.  Under this method, individual contract revenue is increased by the percentage relationship that contract costs incurred bear to management's estimate of total contract costs.  During the performance of long-term contracts, these estimates are periodically reviewed and revisions are made as required.  The impact on revenue and contract profit as a result of these revisions is included in the periods in which the revisions are made.  Provisions for estimated losses on uncompleted contracts are recognized in the period such losses are determined.  SEC Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, is not applicable to the Company's long-term fixed-price service contracts as the Company's fixed-price contracts involve the installation and delivery of tangible product, which is within the scope of SOP 81-1.

Customer Concentration - Accounts Receivable are unsecured, and the Company is at risk to the extent that such amounts become uncollectible.  At December 31, 2001, two accounts represented 10% and 17% of gross accounts receivable, respectively.  At December 31, 2000, one account represented 13% of gross receivable.  In fiscal 2001, revenues from two customers accounted for 10% and 10% of total revenue.  In fiscal 2000 revenues from one customer accounted for 36 % of total revenue.  In fiscal 1999 revenues from two customers accounted for 11% and 14% of total revenue.

Accounts Receivable - Accounts receivable include amounts billed and currently due from customers, amounts currently due but unbilled, certain estimated contract changes, claims in negotiation that are probable of recovery, and amounts retained by the customer pending contract completion.  In accordance with industry practice, accounts receivable relating to long-term contracts are classified as current, even though a portion of these amounts, including rate variances, is not expected to be realized within one year.

Depreciable Properties - Property, plant and equipment owned by the company are stated at cost and depreciated over the estimated useful lives of individual assets.  Leasehold improvements are amortized over the length of lease or the useful life of the property.  Capitalized software costs are amortized over no more than three years. Depreciation expense is computed using the straight-line method over the following lives:

Type	Years

Furniture	5 years
Automobiles	3 years
Office Equipment	3 to 5 years
Computer Software and Equipment	3 years
Leasehold Improvements	Length of lease

Deferred Revenue - Revenues are deferred and recognized in the related accounting period using the percentage-of-completion method of accounting when the amount billed in the period exceeds earned revenue in accordance with the Company's accounting policies.

Long-Lived Assets - The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable.  An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.  If the Company were to determine that there was an impairment, the impairment loss would be measured by comparing the carrying value of the asset to the fair value determined by the discounted cash flow method.  For the three years ended December 31, 2001, no impairment loss was recognized.

Income Taxes - The Company has elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code.  Consequently, the Company is not liable for federal and state income taxes except to the extent the Company operates in state jurisdictions that do not recognize S corporations.  Otherwise, the stockholders are liable individually for income taxes on the Company's income.

Fair Value of Financial Instruments - The carrying amounts of the Company's accounts receivable, accounts payable and accrued expenses approximate their fair value.  The lines of credit have floating interest rates that vary with current indices and, as such, the recorded value approximates fair value.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Earnings Per Share - Basic and diluted earnings per common share ("EPS") are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.  The weighted average number of common shares outstanding for computing basic and diluted EPS was 10,000 for each of the years ended December 31, 2001, 2000, and 1999, respectively.  Diluted EPS would reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  For the three years ended December 31, 2001, there were no dilutive securities outstanding.  No adjustments were made to reported net income in the computation of EPS.

Reclassifications - Certain reclassifications have been made to the prior years' financial statements in order for them to conform to the current presentation.

New Accounting Pronouncements - In July 2001, the FASB issued SFAS No. 141, Business Combinations ("SFAS No. 141").  SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method.  The Company does not believe that the adoption of SFAS No. 141 will have a significant impact on its financial statements.

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), which is effective January 1, 2002.  SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization.  In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill, and the identification of reporting units for purposes of assessing potential future impairments of goodwill.  SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.  The Company does not believe that the adoption of SFAS No. 142 will have a significant impact on its financial statements.

In June 2001, the FASB issued Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"), which is effective for fiscal years beginning after June 15, 2002.  SFAS No. 143 requires retirement obligations to be recorded at their fair value.  The Company has not yet determined the impact, if any, of SFAS No. 143 on its financial position and results of operations.

In August 2001, the FASB issued Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"), which is effective for fiscal years beginning after December 15, 2001.  SFAS No. 144 supersedes Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS No. 121").  SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves significant implementation issues related to SFAS No. 121.  SFAS No. 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of A Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of business.  The Company adopted SFAS No. 144 effective January 1, 2002 and has applied the provisions of SFAS No. 144 to the accounting for the activities of the telecommunications equipment reseller business (note 9).

In November 2001, the Emerging Issues Task Force, or EITF, issued Topic No. D-103, Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred. EITF Topic No. D-103 requires that companies report reimbursements received for out-of-pocket expenses incurred as revenue, rather than as a reduction of expenses.  The provisions of EITF Topic No. D-103 is effective for financial statements issued for fiscal years beginning after December 15, 2001.  As the Company has historically accounted for reimbursements of out-of-pocket expenses in the manner provided for under EITF Topic No. D-103, the Company does not expect the adoption of the provisions of EITF Topic No. D-103 to have an impact on its consolidated financial position or results of operations.

2.     LINE OF CREDIT

The Company maintains a $45 million line-of-credit facility from a financial institution.  The facility is secured by a first lien on the Company's accounts receivable, chattel paper, and general intangibles, and is guaranteed by the stockholders of the Company.  The facility requires interest to be paid on the unpaid balance at the adjusted LIBOR Rate, plus 1.75% (4.19% at December 31, 2001).  The Company must maintain financial covenants including a minimum tangible net worth and a maximum ratio of total liabilities to tangible net worth.  The Company was in compliance with all covenants as of December 31, 2001.  As of December 31, 2001, 2000, and 1999, -0-, $2,050,000, and $2,210,000, respectively, was outstanding on the line of credit.

3.    COMMITMENTS, CONTINGENCIES, AND RISKS

Operating Leases - The Company leases its office space and certain equipment under noncancelable operating lease agreements expiring at various dates through 2007.  A significant number of these leases are subject to increases due to adjustments in the Consumer Price Index, operating costs, and real estate taxes.  A portion of certain spaces was subleased for approximately $507,000 during 2001 and 2000.  Rent expense for the years ended December 31, 2001, 2000, and 1999, net of sublease income, was approximately $2,378,000, $2,514,000, and $2,453,000, respectively.

Aggregate minimum rental payments under noncancelable leases as of December 31, 2001, are as follows (dollars in thousands):

			Net
	Gross		Minimum
Year Ending	Lease	Sublease	Lease
December 31,	Payments	Rentals	Payments

2002	$ 2,766	$(187)	$ 2,579
2003	2,762	(4)	2,758
2004	2,692	-	2,692
2005	2,321	-	2,321
2006	2,037	-	2,037
Thereafter	1,113	-	1,113

	$13,691	$(191)	$13,500

Contingencies - Substantially all payments to the Company under cost-reimbursable contracts and subcontracts with the U.S. Government are provisional payments, which are subject to potential adjustments upon audit by the Defense Contract Audit Agency.  Audits through fiscal year 1998 have been completed.  In the opinion of management, adjustments resulting from the audits of the three remaining years are not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

The Company is involved in various lawsuits, claims, and administrative proceedings arising in the normal course of business.  Management is of the opinion that any liability or loss associated with such matters will not have a material adverse effect on the Company's operations and liquidity.

4.    RETIREMENT PLAN

The Company sponsors a 401(k) retirement plan for all full-time employees of the Company who have reached 18 years of age.  Employee deferrals are voluntary up to 15% of annual salary, subject to certain limitations, with a Company match of 25% of the employee contribution.  The matching contributions made by the Company for the years ended December 31, 2001, 2000, and 1999, were approximately $1,243,000, $1,059,000, and $761,000, respectively.

5.    ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2001, are expected to be collected in 2002.  Allowances for doubtful amounts mainly represent estimates of overhead type costs, which may not be successfully negotiated and collected.

Unbilled amounts represent sales for which billings have not been presented to customers at year-end, including differences between actual and estimated overhead and margin rates.  These amounts are usually billed and collected within one year.

Accounts receivable were composed of the following (dollars in thousands):

	2001	2000

Billed receivables:
Due from U.S. Government agencies	$ 34,060	$ 53,066
Due from other customers, long-term contracts	1,957	1,263

Total billed receivables	36,017	54,329

Unbilled receivables:
Currently billable	19,684	19,981
Unbilled pending receipt of contractual
documents authorizing billing	4,863	2,350
Unbilled retainages and fee withholdings
expected to be within the next 12 months	402	546

Total unbilled receivables	24,949	22,877

Less: Allowance for doubtful accounts	(100)	(225)

Total accounts receivable	$ 60,866	$ 76,981

The following details the fluctuations in the allowance for doubtful accounts for the years ended December 31, 2001, 2000, and 1999:

	2001	2000	1999

Beginning balance	$ 225,000	$ -	$ -

Additions charged to cost and expense	100,000	225,000	-

Deductions	(225,000)	-	-

Ending balance	$ 100,000	$ 225,000	$ -

6.    ACCRUED LIABILITIES

Accrued payroll and other current liabilities consisted of the following (dollars in thousands):

	2001	2000

Bonus	$ 1,098	$ 1,146
Personal leave	2,821	2,333
Other	363	463

Total	$ 4,282	$ 3,942

7.    RELATED PARTY TRANSACTIONS

During the year ended December 31, 2000, a note receivable of approximately $1,164,700 was issued to a shareholder.  During the first quarter of the year ended December 31, 2001, the note receivable was treated as a distribution to the shareholder and liquidated.

8.    SUBSEQUENT EVENTS, STOCKHOLDER DISTRIBUTIONS, AND RELATED MATTERS

In January 2002, the Company made distributions on behalf of and to the stockholders of $75.2 million, consisting of $52.0 million in subordinated promissory notes and $23.2 million in cash.  The subordinated promissory notes bear interest at six to eight percent and are payable $13.0 million in 2003, $13.0 million in 2004, $4.0 million in 2005, $4.0 million in 2006, $4.0 million in 2007, and $14.0 million in 2010.

The subordinated promissory note holders and the Company's stockholders have agreed to indemnify the Company for the liability, if any, that may ultimately be determined to exist as a result of claims made by a former subcontractor.  The former subcontractor was successful in obtaining an arbitration judgment against the Company in May 2001 for approximately $7.0 million; however, the Company believes that the judgment is not supported by the facts of the case or by applicable state law and that the judgment will be reversed by the Virginia Supreme Court.  Although the Company is unable to predict the outcome of the case, the Company estimates a possible loss ranging from $2.3 million to $7.0 million.  The Company has made no accrual for this exposure as of December 31, 2001.

The Company has established a $7.4 million bank letter of credit, for which a subordinated promissory note holder and the Company's stockholders have provided cash collateral to fund the liability, if any, to the former subcontractor.

9.    DISCONTINUED OPERATIONS-RESELLER BUSINESS

In December 1999, the Company founded Signal Services, LLC ("Signal Services") to serve as a reseller of telecommunications equipment (the "Telecommunications Reseller Business").  The Company owns 99 percent of Signal Services, and a Company stockholder owns the remaining 1 percent.  The Telecommunications Reseller Business consisted of a contract between Signal Services and Lucent Technologies, Inc. ("Lucent") under which Signal Services resold finished telecommunications equipment and related software purchased from Lucent to Bell Atlantic Corporation ("Bell Atlantic").

In connection with Veridian Corporation's acquisition of SIGNAL (note 1), the Company terminated its contract with Lucent and discontinued the Telecommunications Reseller Business.  In accordance with SFAS No. 144 (note 1), the Company has reflected the financial position and results of operations of the Telecommunications Reseller Business as net liabilities of and net income from discontinued operations in the accompanying consolidated balance sheets and statements of income as of December 31, 2001 and 2000, and the years then ended.

The assets of the Telecommunications Reseller Business consisted primarily of billed accounts receivable and inventory.  The accounts receivable include amounts billed and currently due from the customer.  Inventory, valued at the lower of cost or market (first-in, first-out method) consists of the telecommunication equipment purchased from Lucent for resale to Bell Atlantic.

The liabilities of the Telecommunications Reseller Business consisted primarily of accounts payable.  No gain or loss was recognized in fiscal 2002 as a result of the discontinuance of the Telecommunications Reseller Business.

Sales by the Telecommunications Reseller Business are recognized in accordance with the requirements of SEC Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements.

The following schedules include the balance sheets and statements of income of the Telecommunications Reseller Business.  The financial statements presented below include indirect and allocated costs that will be expenses of the continuing operations.  The income from discontinued operations as reported in the accompanying consolidated statements of income consists only of revenues and direct costs of the Telecommunications Reseller Business.

	Balance Sheets
	Year Ended December 31,
	2001	2000
ASSETS	(Dollars In Thousands)

Cash	$ 193	$ -
Accounts receivable		9,910
Inventory		6,166
Due from affiliate	5,226	7,970

TOTAL	$ 5,419	$ 24,046

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$ 238	$ 19,105
Accrued and other liabilities		138
Accrued employee compensation	619	779

Total liabilities	857	20,022

Members capital contribution	25	25
Retained earnings	4,537	3,999

Total stockholders' equity	4,562	4,024

TOTAL	$ 5,419	$ 24,046

	Statements of Income
	Year Ended December 31,
	2001	2000	1999
	(Dollars In Thousands)

REVENUES	$ 27,770	$ 120,494	$ -

COSTS AND EXPENSES:
Direct costs	26,424	114,307	-
Indirect costs, selling, general and
administrative expenses	764	1,807	-

Total costs and expenses	27,188	116,114	-

Income from operations	582	4,380	-

OTHER EXPENSE:
Interest expense	33	382	-
Other expense	11		-

Other expense	44	382	-

NET INCOME	$ 538	$ 3,998	$ -

Item 7. (a)(ii)

SIGNAL Corporation and Subsidiary Unaudited Consolidated Balance Sheet June 30, 2002 (dollars in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$ -
Receivables, net of allowance of $250	46,616
Other current assets	727
Total current assets	47,343

Property, plant and equipment:
Buildings and improvements	857
Machinery, furniture and equipment	2,109
Computer equipment and software	6,240
9,206
Less accumulated depreciation and amortization	7,650
Net property, plant and equipment	1,556

Other assets	98

Total assets	$ 48,997

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Current installments of long-term debt	$ 13,000
Accounts payable	16,253
Accrued employee compensation costs	4,031
Other accrued expenses	7,676

Total current liabilities	40,960

Long-term debt, less current installments	47,756
Other long-term liabilities	32
Total liabilities	88,748

Stockholders' equity (deficit):
Common stock, no par value; 10,000 shares authorized,
issued and outstanding	1
Additional paid-in capital	58
Accumulated deficit	(39,810)

Total stockholders' deficit	(39,751)

Total liabilities and stockholders' equity (deficit)	$ 48,997

See accompanying notes to unaudited consolidated interim financial statements.

SIGNAL Corporation and Subsidiary Unaudited Consolidated Statements of Income Six Months Ended June 30, 2002 and 2001 (Dollars in thousands, except share data)

	Six Months Ended June 30
	2002	2001

Revenues	$ 123,396	$ 127,550
Costs and expenses:
Direct costs	98,986	104,197
Indirect costs, selling, general and administrative expenses	10,794	11,099
Depreciation	406	601
Total costs and expenses	110,186	115,897
Income from operations	13,210	11,653
Other (income) expense:
Interest income	(345)	(183)
Interest expense	1,984	85
Loss from disposal of assets	-	5
Other income, net	(11)	(28)
Other (income) expense, net	1,628	(121)
Income from continuing operations before income taxes	11,582	11,774
Income tax expense	4	3
Income from continuing operations	11,578	11,771

Income from discontinued operations, net of income tax	-	1,306
Net income	11,578	13,077

Earnings per common share - Basic and Diluted
Income from continuing operations	1,158	$ 1,177
Income from discontinued operations	-	131
	$ 1,158	$ 1,308

Basic Shares	10,000	10,000

Diluted Shares	10,000	10,000

See accompanying notes to unaudited consolidated interim financial statements.

SIGNAL CORPORATION
Unaudited Consolidated Statements of Cash Flows
Six Months Ended June 30, 2002 and 2001
(Dollars in thousands)

	2002	2001
Cash flows from operating activities:
Net income	$ 11,578	$ 13,077
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	406	601
Loss on disposal of property, plant and equipment	-	5
Income from discontinued operations	-	(1,306)
Change in assets and liabilities, net of effects of business acquisitions:
Receivables	14,250	16,824
Other assets	358	(323)
Accounts payable	(850)	(6,061)
Accrued employee compensation costs	228	922
Other accrued expenses	2,300	(113)
Other long-term liabilities	12	-
Net cash provided by operating activities	28,282	23,626
Cash flows from investing activities:
Purchases of property, plant and equipment	(267)	(319)
Cash generated by discontinued operations	-	1,723
Net cash used in investing activities	(267)	1,404
Cash flows from financing activities:
Proceeds from borrowings under line of credit	8,756	-
Principal payments under line of credit	-	(2,050)
Distributions to stockholders	(37,027)	(8,457)
Net cash used in financing activities	(28,271)	(10,507)
Net increase (decrease) in cash and equivalents	(256)	14,523
Cash and cash equivalents at beginning of period	256	56
Cash and cash equivalents at end of period	$ -	$ 14,579

See accompanying notes to unaudited interim consolidated financial statements.

Item 7.(a)(iii)

SIGNAL Corporation

Notes to Unaudited Interim Consolidated Financial Statements

June 30, 2002 and 2001

(Dollars in thousands)

(1)           Unaudited Interim Financial Information

The unaudited consolidated balance sheet, statements of income and cash flows as of June 30, 2002 and the six months ended June 30, 2002 and 2001, of SIGNAL Corporation (SIGNAL or the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  In the opinion of management, all adjustments considered necessary for a fair presentation, consisting of normal recurring adjustments, have been included.  Operating results of the interim periods are not necessarily indicative of the results that may be expected for any future period, including the full year ended December 31, 2002.

(2)           Acquisition of SIGNAL

Effective September 24, 2002, Veridian Corporation acquired 100 percent of the common stock of SIGNAL, and related assets in exchange for $227,264 in cash and notes, including transaction costs.

 (3)           Equity Distributions

On January 4, 2002, the Company made distributions on behalf of stockholders totaling $75,200, including $23,200 in cash and $52,000 of subordinated promissory notes payable.  The distributions were made under an option cancellation agreement under which option holders cancelled their right to acquire Company stock from existing stockholders in exchange for the cash and promissory notes payable consideration.

The promissory notes payable were subordinate to existing obligations under a line of credit agreement, and bore interest at rates of either 6 or 8 percent, depending on the length of time to maturity.  The effective rate of interest at June 30, 2002, and during the period from January 4, 2002 to June 30, 2002, was 7 percent.  Principal was originally due at various dates and in various amounts through January 4, 2010, and interest was due and payable quarterly each January, April, July and October.

In connection with Veridian Corporation's acquisition of SIGNAL effective September 24, 2002 (note 2), the notes and accrued interest thereon were paid in full.

(4)           Line of Credit

The Company maintained a line of credit facility with a major financial institution through the date of its acquisition (note 2).  Outstanding borrowings under the line of credit bore interest at LIBOR plus 1.75 percent (3.98 percent at June 30, 2002).  Interest was due and payable monthly.  As of June 30, 2002, outstanding borrowings under the line of credit were $8,756.   All amounts outstanding under the line of credit at September 24, 2002 were repaid in full in connection with Veridian acquisition of the Company.

(5)           Discontinued Operations

In connection with Veridian's acquisition (note 2), the Company terminated its contract with Lucent Technologies, Inc. under which it acted as a reseller of telecommunications equipment provided by Lucent.  Under the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which was adopted by the Company effective January 1, 2002, the Company has classified the results of operations of the reseller business for the six months ended June 30, 2001 as discontinued operations.  There was no activity of the reseller business for the six months ended June 30, 2002.  The following summarizes the results of operations of the reseller business for the six months ended June 30, 2001:

Revenues	$ 27,770
Cost of sales	26,237
Indirect and administrative costs	227

Net income of discontinued operations	$ 1,306

(6)           Legal Matter

In May 2001, a former subcontractor to SIGNAL was successful in obtaining an arbitration judgment against SIGNAL for approximately $7,000.  The Company believes the arbitration ruling is not supported by the facts of the matter, and is awaiting a ruling from the Virginia Supreme Court regarding the arbitration result.  SIGNAL's former stockholders and subordinated noteholders have provided indemnification to the Company for the liability, if any, that may ultimately be determined to exist.

Item 7.	Financial Statements and Exhibits.

	(b)	Pro Forma Financial Information

		(i)	Introduction;

		(ii)	Unaudited Pro Forma Consolidated Balance Sheet of Veridian Corporation as of June 30, 2002;

		(iii)	Notes to Unaudited Pro Forma Consolidated Balance Sheet;

		(iv)	Unaudited Pro Forma Consolidated Statement of Income of Veridian Corporation as of June 30, 2002;

		(v)	Unaudited Pro Forma Consolidated Statement of Income of Veridian Corporation as of June 30, 2001;

		(vi)	Unaudited Pro Forma Consolidated Statement of Income of Veridian Corporation as of December 31, 2001; and

		(vii)	Notes to Unaudited Pro Forma Consolidated Financial Statements.

Item 7. (b)(i)

Veridian Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

                On September 24, 2002, Veridian Corporation ("Veridian" or the "Company") acquired 100 percent of the common stock of SIGNAL Corporation ("SIGNAL"), and related assets, for approximately $227.3 million, including transaction costs.  The acquisition was funded with available cash, the issuance of subordinated promissory notes payable totaling $25 million to the selling stockholders, and an expansion of a senior credit facility from $200 million to $360 million (the "Expanded 2002 Facility").

                The following unaudited pro forma consolidated balance sheet as of June 30, 2002, and the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2002 and 2001, and the year ended December 31, 2001, give effect to the Company's acquisition of SIGNAL.  The acquisition has been accounted for using purchase price accounting in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations.

                The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of SIGNAL had occurred on June 30, 2002.  The pro forma condensed consolidated statements of income have been prepared as if the acquisition occurred on January 1, 2001.

                These pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X.  The pro forma condensed consolidated financial statements are provided for informational purposes only and do not necessarily represent what our results of operation would have been had the acquisition occurred January 1, 2001, or our financial position had the acquisition occurred June 30, 2002.  Certain pro forma balances are based on a preliminary evaluation of fair values of assets acquired and liabilities assumed.  The Company plans to complete its evaluation of fair values in 2002, and the results thereof may differ from the estimated fair values used to derive the pro forma financial statements. The pro forma condensed consolidated financial statements also do not purport to project our financial position or results of operations at any future date or for any future period.

                This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated September 26, 2002; the previously filed consolidated financial statements and accompanying notes of the Company contained in its Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, as filed with the Commission on June 5, 2002; the Company's Quarterly Reports on Form 10-Q for the six and nine months ended June 30 and September 30, 2002, respectively; and in conjunction with the historical financial statements and accompanying notes of SIGNAL included in this report on Form 8-K/A.

Item 7. (b)(ii)
Veridian Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2002
(Dollars in thousands)
			Pro Forma
	Veridian	SIGNAL	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$ 32,243	-	(32,243)	(a)	$ -
Receivables, net of allowance	198,420	46,616	-		245,036
Inventories, net	2,345	-	-		2,345
Income taxes receivable	7,603	-	-		7,603
Deferred income taxes	5,750	-	300	(b)	6,050
Other current assets	8,183	727	-		8,910
Total current assets	254,544	47,343	(31,943)		269,944
Property, plant and equipment:
Land	222	-	-		222
Buildings and improvements	13,939	857	(462)	(c)	14,334
Machinery, furniture and equipment	31,803	2,109	(1,710)	(c)	32,202
Computer equipment and software	35,194	6,240	(5,478)	(c)	35,956
Construction in progress	4,498	-			4,498
	85,656	9,206	(7,650)		87,212
Less accumulated depreciation and amortization	36,856	7,650	(7,650)	(c)	36,856
Net property, plant and equipment	48,800	1,556	-		50,356
Goodwill and other intangible assets, net of accumulated amortization	207,855	-	205,049	(d)	412,904
Deferred financing costs	2,522	-	3,954	(e)	6,476
Deferred income taxes	7,696	-	-		7,696
Other assets	796	98	-		894
Total assets	$ 522,213	48,997	177,060		$ 748,270

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current installments of long-term debt	$ 1,500	13,000	(7,495)	(f)	$ 7,005
Accounts payable	21,091	16,253	-		37,344
Accrued employee compensation costs	58,039	4,031	-		62,070
Other accrued expenses	12,862	7,676	(910)	(g)	19,628
Total current liabilities	93,492	40,960	(8,405)		126,047
Long-term debt, less current installments	128,500	47,756	145,714	(h)	321,970
Postretirement medical and insurance benefits	6,377	-	-		6,377
Other long-term liabilities	1,125	32	-		1,157
Total liabilities	229,494	88,748	137,309		455,551
Stockholders' equity (deficit):
Common stock, $0.0001 par value; 130,000,000 shares authorized; 32,991,184 shares issued and outstanding in 2002	4	1	(1)	(i)	4
Additional paid-in capital	413,880	58	(58)	(i)	413,880
Notes receivable	(11,146)	-	-		(11,146)
Accumulated deficit	(110,019)	(39,810)	39,810	(i)	(110,019)
Total stockholders' equity (deficit)	292,719	(39,751)	39,751		292,719
Total liabilities and stockholders' equity (deficit)	$ 522,213	48,997	177,060		$ 748,270

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

Item 7.(b)(iii)

Veridian Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2002
(Dollars in thousands)

a)      To reflect the application of cash balances at June 30, 2002 available to fund the acquisition of SIGNAL.  Veridian Corporation (Veridian or the Company) acquired 100 percent of the common stock of SIGNAL and related assets for $227,264, including transaction costs.  The acquisition was funded with available cash, the issuance of promissory notes payable totaling $25,000 to the selling stockholders, and proceeds from advances received under an expansion of the Company senior credit facility from $200,000 to $360,000.  Based on available cash at June 30, 2002, the pro-forma source of funds for the acquisition is computed as follows:

Available cash	$ 32,243
Subordinated promissory notes payable	25,000
Advances under Expanded 2002 Facility	170,021
$ 227,264

b)       To recognize deferred income taxes related to non-deductible reserve balances of SIGNAL.  As a result of Veridian's acquisition, SIGNAL no longer qualifies for S-corporation status under the Internal Revenue Code and accordingly, deferred taxes are recognized for the differences between the cost basis of assets and liabilities used for financial and income tax reporting purposes.

c)       To adjust the carrying values of property and equipment to their estimated fair values at June 30, 2002.

d)       To record goodwill and other intangible assets acquired.  The excess of the purchase price over the estimated fair value of net tangible assets is assigned to goodwill and other identifiable intangible assets as follows:

Goodwill	$ 165,049
Customer-related intangible assets	38,000
Intangible software rights	2,000
$ 205,049

The allocations to the customer-related intangible assets and intangible software rights are based on a preliminary evaluation of estimated fair values of identifiable intangible assets undertaken by the Company.  Changes in the amount allocated to such amounts could result in changes to the amount of goodwill recorded, and such changes could be material.  The value assigned to goodwill for purposes of preparing the pro forma condensed consolidated balance sheet is also based on the June 30, 2002, carrying values of tangible assets acquired and liabilities assumed in connection with the acquisition.  The actual balance of goodwill to be recorded will be based on the fair values of the net tangible assets acquired as of September 24, 2002.  Goodwill will not be amortized in accordance with the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, but will be subject to annual impairment tests.

e)       To record deferred financing costs incurred in connection with the expansion of the Company 2002 credit facility from $200,000 to $360,000.

f)        To reflect repayment of the current portion of subordinated promissory notes payable totaling $13,000, and an increase of $5,505 in the current installments due under the Company's Expanded 2002 Facility.

g)       To recognize the repayment of $910 of accrued interest outstanding due on the subordinated promissory notes payable.

h)       To adjust long-term debt to reflect repayment of SIGNAL debt, the issuance of promissory notes payable to selling stockholders, and advances under the Company's Expanded 2002 Facility, as follows:

Advances received under the Expanded 2002 Facility, net of advances of $5,505 classified as current installments of long-term debt	$ 168,470
Issuance of subordinated notes to selling stockholders	25,000
Repayment of subordinated promissory notes payable, net of current installments	(39,000)
Repayment of outstanding principal under line of credit	(8,756)

Net increase in long-term debt	$ 145,714

 i)      To eliminate stockholder's equity (deficit) of SIGNAL Corporation.

Item 7.(b)(iv)
Veridian Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2002
(Dollars in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Veridian	SIGNAL	Adjustments		Consolidated

Revenues	$ 369,208	$ 123,396	$ (1,164)	(a)	$ 491,440
Costs and expenses:
Direct costs	244,427	98,986	(429)	(b)	342,984
Indirect costs, selling, general
and administrative expenses	93,470	10,794	(344)	(c)	103,920
Depreciation expense	5,154	406	-		5,560
Amortization expense	-	-	2,150	(d)	2,150
Total costs and expenses	343,051	110,186	1,377		454,614
Income from operations	26,157	13,210	(2,541)		36,826
Other (income) expense:
Interest income	(399)	(345)	-		(744)
Interest expense	11,540	1,984	4,942	(e)	18,466
Other, net	-	(11)	-		(11)
Other expense, net	11,141	1,628	4,942		17,711
Income from continuing operations before income taxes	15,016	11,582	(7,483)		19,115
Income tax expense on continuing operations	6,185	4	1,611	(f)	7,800
Income from continuing operations	8,831	11,578	(9,094)		11,315
Recapitalization charges, preferred stock
dividends and accretion	(58,740)	-	-		(58,740)
Net income (loss) from continuing operations
attributable to common stockholders	$ (49,909)	$ 11,578	$ (9,094)		$ (47,425)
Basic and diluted loss per share from
continuing operations	$ (4.78)				$ (4.54)

Basic Shares	10,443,919				10,443,919
Diluted Shares	21,763,485				21,763,485
See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

Item 7.(b)(v)
Veridian Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2001
(Dollars in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Veridian	SIGNAL	Adjustments		Consolidated

Revenues	$ 336,202	$ 127,550	$ (1,166)	(a)	$ 462,586
Costs and expenses:
Direct costs	218,626	104,197	(451)	(b)	322,372
Indirect costs, selling, general
and administrative expenses	90,007	11,099	(562)	(c)	100,544
Depreciation expense	5,576	601	-		6,177
Amortization expense	5,988	-	2,150	(d)	8,138
Acquisition and integration related charges	318	-	-		318
Total costs and expenses	320,515	115,897	1,137		437,549
Income from operations	15,687	11,653	(2,303)		25,037
Other (income) expense:
Interest income	(460)	(183)	-		(643)
Interest expense	14,455	85	9,919	(e)	24,459
Other (income) expense, net	95	(23)	-		72
Other (income) expense, net	14,090	(121)	9,919		23,888
Income from continuing operations before
income taxes and extraordinary loss	1,597	11,774	(12,222)		1,149
Income tax expense on continuing operations	3,332	3	(192)	(f)	3,143
Income (loss) from continuing operations	(1,735)	11,771	(12,030)		(1,994)
Preferred stock dividends and accretion	(3,949)	-	-		(3,949)
Net income (loss) from continuing operations
attributable to common stockholders	$ (5,684)	$ 11,771	$ (12,030)		$ (5,943)
Basic and diluted loss per share from
continuing operations	$ (0.75)				$ (0.78)

Basic Shares	7,528,043				7,528,043
Diluted Shares	19,948,064				19,948,064
See accompanying notes to unaudited condensed consolidated statements of operations.

Item 7.(b)(vi)
Veridian Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2001
(Dollars in thousands, except per share amounts)
			Pro Forma		Pro Forma
	Veridian	SIGNAL	Adjustments		Consolidated

Revenues	$ 690,225	$ 251,454	$ (2,166)	(a)	$ 939,513
Costs and expenses:
Direct costs	446,719	204,880	(838)	(b)	650,761
Indirect costs, selling, general
and administrative expenses	187,090	22,800	(1,064)	(c)	208,826
Depreciation expense	10,606	1,130	-		11,736
Amortization expense	11,760	-	4,300	(d)	16,060
Acquisition and integration related charges	2,067	-	-		2,067
Loss from pension plan settlement	1,119	-	-		1,119
Total costs and expenses	659,361	228,810	2,398		890,569
Income from operations	30,864	22,644	(4,564)		48,944
Other (income) expense:
Interest income	(844)	(372)	-		(1,216)
Interest expense	29,076	88	17,833	(e)	46,997
Other (income) expense, net	227	(40)	-		187
Other (income) expense, net	28,459	(324)	17,833		45,968
Income from continuing operations before
income taxes and extraordinary loss	2,405	22,968	(22,397)		2,976
Income tax expense on continuing operations	6,222	227	(15)	(f)	6,434
Income (loss) from continuing operations	(3,817)	22,741	(22,382)		(3,458)
Preferred stock dividends and accretion	(8,208)	-	-		(8,208)
Net income (loss) from continuing operations
attributable to common stockholders	$ (12,025)	$ 22,741	$ (22,382)		$ (11,666)
Basic and diluted loss per share from
continuing operations	$ (1.61)				$ (1.56)

Basic Shares	7,479,979				7,479,979
Diluted Shares	19,342,003				19,342,003
See accompanying notes to unaudited condensed consolidated statements of operations.

Item 7.(b)(vii)

Veridian Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Six Months Ended June 30, 2002 and 2001,
and Year Ended December 31, 2001
(Dollars in thousands)

(a)                 To eliminate the revenues recognized by SIGNAL for accounting system implementation consulting services provided to Veridian.

(b)                 To eliminate direct costs of accounting system implementation consulting services provided to Veridian.

(c)                 To eliminate compensation paid to certain SIGNAL stockholders for services unrelated to ongoing activities, net of expense recognized under an employment contract.

(d)                 To reflect amortization of $38,000 of consideration paid over the estimated fair value of the net tangible assets that relate to contract backlog and customer relationships, and $2,000 of intangible software rights acquired in connection with the acquisition. These intangible assets are amortized over 10 years and 4 years, respectively, on a straight-line basis.  The allocation of purchase price to the fair value of the assets and liabilities acquired is preliminary and may change upon final determination of the fair value of assets and liabilities acquired.  Changes in the amounts allocated to other intangible assets could be material.

(e)                 To reflect incremental interest expense associated with the $25,000 subordinated seller notes at an interest rate of 9.5% per annum, $202,000 of cash consideration paid for the acquisition at an interest rate of 5.3%, 7.3% and 7.9% (average historical LIBOR rates plus 350 basis points, the maximum applicable margin under the Expanded 2002 Facility), and amortization of deferred financing costs of $594, $792 and $594 thousand for the for the six months ended June 30, 2002, year ended December 31, 2001, and six months ended June 30, 2001, respectively.

For every 0.125% increase (decrease) in historical interest rates, pro forma interest expense would increase (decrease) by $190, $253 and $190 thousand for the six months ended June 30, 2002, year ended December 31, 2001, and six months ended June 30, 2001, respectively.

(f)                  To reflect the incremental provision for federal and state income taxes based on SIGNAL's estimated statutory tax rate of 39.4%.  Prior to the acquisition, SIGNAL was an S-Corporation and was treated as a flow-through entity for income tax purposes.  In connection with the acquisition, Veridian and SIGNAL agreed to a Section 338(h)(10) election under the Internal Revenue Code allowing the Company to deduct goodwill and other identifiable intangible assets acquired for income tax reporting purposes.  The pro forma income tax expense reflects deduction for the amortization of goodwill and other identifiable intangible assets.

Item 7.	Financial Statements and Exhibits.

	(c)	Exhibits

	+2.1	Stock Purchase Agreement, dated as of August 12, 2002, by and among SIGNAL Corporation, Roger Mody, Lori Mody and Veridian Corporation.

+10.1

First Amendment , dated September 24, 2002, to Credit Agreement, dated June 10, 2002, by and among Veridian Corporation, the lenders from time to time party to the Credit Agreement and Wachovia Bank, National Association.

+10.2

Credit Agreement, dated as of June 10, 2002, as amended and restated on September 24, 2002, by and among Veridian Corporation, the lenders who are or may become a party to the Credit Agreement, and Wachovia Bank, National Association.

	+10.3	Employment Agreement of Scott Goss.

	*23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

	+99.1	Press Release dated September 24, 2002 announcing the consummation of the SIGNAL acquisition.

* Filed herewith. + Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIAN CORPORATION

By:    /s/ JERALD S. HOWE, JR.

Name:  Jerald S. Howe, Jr.

Title:  Senior Vice President and General Counsel

Date:  December 6, 2002

EXHIBIT INDEX

Exhibits

+2.1	Stock Purchase Agreement, dated as of August 12, 2002, by and among SIGNAL Corporation, Roger Mody, Lori Mody and Veridian Corporation.

+10.1

First Amendment , dated September 24, 2002, to Credit Agreement, dated June 10, 2002, by and among Veridian Corporation, the lenders from time to time party to the Credit Agreement and Wachovia Bank, National Association.

+10.2

Credit Agreement, dated as of June 10, 2002, as amended and restated on September 24, 2002, by and among Veridian Corporation, the lenders who are or may become a party to the Credit Agreement, and Wachovia Bank, National Association.

+10.3	Employment Agreement of Scott Goss.

*23.1	Consent of Deloitte & Touche LLP, Independent Auditors

+99.1	Press Release dated September 24, 2002 announcing the consummation of the SIGNAL acquisition.

* Filed herewith. + Previously filed.